                                                                   EXHIBIT 10.1


                  PRIVATE INSTRUMENT OF TRANSACTION AND RELEASE


Through the present Private Instrument of Transaction and Release ("Instrument of Transaction") entered into on this April 30, 2003, by and between Mr. Carlos Dan Trostli ("Mr. Trostli"), AOL Brasil Ltda. and America Online Latin America, Inc. (jointly "AOL"), individually called "Party" and collectively "Parties".

WHEREAS Mr. Trostli has rendered services to AOL Brasil as its President and General Manager as of May 7, 2001;

WHEREAS Mr. Trostli's labor agreement was terminated on May 31, 2003;

WHEREAS Mr. Trostli acknowledges, for all purposes and effects that he has received and enjoyed, at all proper times, all the amounts and rights which were AOL's responsibility and were entitled to him by the Brazilian law, by his labor agreement and by the collective bargaining agreement applicable to his professional category, and further acknowledges as correct, after having checked, the amounts that, due to the termination of his agreement, are stated in the attached Instrument of Termination of Labor Agreement ("Exhibit A"), submitted to the union which represents his professional category for approval and ratification;

WHEREAS Mr. Trostli's labor agreement assured him privileges and benefits not set forth by law, particularly, but not limited to, indemnification equivalent to twelve months of his basic payment, yearly unemployment bonus, medical/dental and life insurance coverage throughout the twelve months subsequent to his labor agreement termination or until the time of the beginning of a new job (whichever occurs first);

WHEREAS Mr. Trostli, through the present instrument of transaction, undertakes the commitment of keeping secret and not to make use, for his own benefit or the benefit of third parties, of any information, projects, copyrights, know-how, etc., owned by AOL;

WHEREAS, through this instrument of transaction, Mr. Trostli agrees not to compete with AOL for the time period of one (1) year counted as of his release from the latter, which prevents him from working for any company that has a coinciding, similar or competing activity from that performed by AOL, whether as an employee, service provider, consultant or partner, the Parties, by means of the present transaction, agree that the aforementioned shall be governed under the rules stipulated hereinafter;

WHEREAS, aiming at preventing eventual litigations stemming from queries that may arise, either directly or indirectly, from any legal relationship existing between the Parties, the Parties have decided to enter into the present instrument, on the grounds of the Brazilian labor legislation and other applicable ones;

THUS, taking into consideration the end of the relationship, of the clauses and mutual understandings, the agreement and other considerations herein contained, the Parties state, through the present instrument of Transaction, the following:

1. Regarding the end of the relationship, the clauses and mutual understandings, and eventual agreements set forth up to now, AOL agrees to pay Mr. Trostli, in addition to the amounts paid, as established in Exhibit A, the gross amount in real equivalent to three hundred and fifteen thousand and two hundred and sixty North-American dollars (US$315,260.00).

         1.1. Out of the amount set forth above in Clause 1, the portion of one hundred and fifty-seven thousand North-American dollars (US$ 157,000.00) corresponds to the full indemnification payment arisen from the termination without cause of the labor agreement.

         1.2 As part of the payment set forth above in Clause 1, AOL shall yield to Mr. Trostli the vehicle of the make Audi, model A6, year 2001, plaque DEC 4488, which is already in Mr. Trostli's possession by virtue of the terminated labor agreement, for the amount of eighty thousand real (R$ 80.000,00), making clear that the Parties agree that such an amount corresponds to eighty per cent (80%) of the vehicle's market value. Thus, the Parties agree that: 1) Mr. Trostli shall remain in the possession of the vehicle; 2) within the term of thirty (30) days, AOL shall see to the necessary documents for the transference of the vehicle to Mr. Trostli, including, without limitation, the Release of any debts related to the vehicle's leasing agreement; 3) Mr. Trostli shall be responsible for the vehicle as well as for all its costs and taxes as of the aforementioned date; 4) Mr. Trostli shall request the transference of the vehicle to his name before the competent authorities within a thirty (30)-day term as of the documents delivery by AOL; and 5) the eventual taxes related to the vehicle's disposal shall be borne by AOL, pursuant to the terms of the legislation in force.

The remaining amount of two hundred and eighty-nine thousand, one hundred and seventeen North-American dollars (US$ 289,117.00) will be paid on March 13, 2003, through a payable-to-the order-of check in Mr. Trostli's name to be made available at AOL's address. In order to translate the aforementioned amount into real the exchange rate of the closing of the commercial dollar sale of the day previous to that of the payment multiplied by 1,05 shall be used.

                  1.2.1 Out of the total amount set forth in 1.3, the portion of twenty-four thousand North-American dollars (US$ 24,000.00) corresponds to the full compliance of items 9(a), (b) and (c) of clause 9 of the present instrument.

2. Complying with the terminated agreement, AOL will continue to make available the medical/dental insurance coverage for the twelve months subsequent to the termination of the labor agreement or until the time of the beginning of a new job (whichever occurs first), in the same levels and conditions in force during the labor agreement.

3. Complying with the terminated agreement, AOL will continue to make available the life insurance coverage for the twelve months subsequent to the termination of the labor agreement or until the time of the beginning of a new job (whichever occurs first), in the same levels and conditions in force during the labor agreement.

4.The    Parties further agree that, as long as Mr. Trostli unfailingly complies with all the terms and conditions of the present instrument and its exhibits, AOL will pay to him, as set forth in the terminated agreement and complying with the terms and conditions of its Program of Participation in the Results related to the year 2003, on the payment date applicable to all its employees, but not later than April 15, 2004, the amount in real equivalent to thirty-seven thousand and five hundred North-American dollars (US$ 37,500.00) translated into real in the rate of the of the closing of the commercial dollar sale of the day previous to that of the payment, for his performance related to the period of the fiscal year of 2003, previous to the termination of the labor agreement, multiplied by 1,05.

5. AOL agrees to retain firm Ernst & Young, until the limit of five thousand North-American dollars (US$ 5,000.00) for the purpose of providing consulting services and making Mr. Trostli's annual statements of Income Tax adjustment, related to the fiscal year of 2002, in Brazil and in the United States. Any differences of over-payment shall be directly paid to AOL or reimbursed to it by Mr. Trostli. Any differences of under-payment shall be delivered to Mr. Trostli. As regards the fiscal year of 2003, Mr. Trostli shall personally bear the costs of his annual statement.

6. Income Tax and social contributions due over the amounts set forth in Exhibit B shall be borne by the Parties pursuant to the terms of the applicable legislation, being AOL authorized to discount the amounts due by Mr. Trostli.

7. By receiving the aforementioned amounts, Mr. Trostli grants AOL, its shareholders, colligated companies, affiliates, direct and indirect controlling companies, its partners, subsidiaries, managers, directors or any other company of the same economic group, including the companies of the economic group of AOL Time Warner and of the Cisneros Group of Companies, AOL's controlling company, its employees and directors, at any title, the fullest, most complete, general and irrevocable release concerning each and all possible rights/payments, of any order and/or nature, stemming from his relationship with AOL or from the termination of the contracted party.

8. Provided that Mr. Trostli unfailingly complies with all the terms and conditions of the present instrument and its exhibits, he shall be able, at any moment, within the period of one year as of the termination of his labor agreement, request that AOL retain outplacement services with a specialized firm indicated by him, for assistance in Trostli's re-placement in the work market. The costs of such a service will be fully borne by Mr. Trostli, who shall anticipate to AOL all the necessary amounts for the fulfillment of the obligation stipulated in this clause, through the presentation to AOL of such amounts, on the grounds of the proposal of the provider of such services.

8.1. In case of violation of the present clause, AOL shall pay Mr. Trostli, besides the losses and damages corresponding to the damages to property arisen from the violation of the obligation contained in Clause 8 above, the amount in real equivalent to forty-five thousand American dollars (US$ 45,000.00), translated in the rate of the of the closing of the commercial dollar sale of the day previous to that of the payment.

9.       Mr. Trostli agrees to:

         a) keep absolute secrecy regarding the information which, dealt with as secret by AOL, he came to know during the validity of his agreement, abstaining from using it in his own benefit or in the benefit of third parties, or, in any way convey the aforementioned information, data, projects, copyrights, know-how and similar ones, under the penalty of answering, in the form of the law, for the damages caused due to the breach of the commitment assumed with the execution of the labor agreement entered into on March 7. 2001, particularly regarding the rules about confidentiality and industrial property set forth in clauses 11 and 12 of the aforementioned labor agreement;

         b) abstain from working, for the period of one (1) year, counted as of the termination of his labor agreement, in any activities whatsoever of: 1) internet portals which compete with AOL; 2) access providing to internet, whether as an employee, service provider, partner, individual or in any other form, in the United States and in the Latin American countries, independently of the place for the performance of such activities;

         c) not to make any public statements of negative or untrue nature about AOL, its shareholders, affiliates, direct and indirect controlling companies, partners, subsidiaries, managers, directors or any other company of the same economic group, including the companies of the AOL Time Warner's economic group and of the Cisneros Group of Companies, AOL's controlling companies, its employees and directors.

                  9.1. In case of violation of the present clause, Mr. Trostli shall pay AOL, besides the damages corresponding to the damages to property arisen from the violation of the items (a), (b) and (c), the amount established in the criminal clause regularly set forth between the Parties pursuant to the terms of clause 12 hereinafter, and shall also lose the right to receive the amounts set forth in clause 4 of the present instrument of transaction;

                  9.2. Mr. Trostli further states, for all purposes and effects of law, that, by virtue of his having received the aforementioned amounts, he has no further claims and has nothing else to receive from AOL, at any title;

                  9.3. For the purposes of the non-competition clause, set forth in item 9 (b) above, besides the afore-specified term, Mr. Trostli is aware and agrees that the said clause is valid for the Brazilian territory and for the territories of the countries where the companies of the same group of AOL's operate.

10. Mr. Trostli declares that the restrictions and clauses set forth in the present instrument of transaction are reasonable and necessary for the protection of the business and for AOL's interests and that they are not overbroad, overlong or unfair.

11. The Parties expressly state and agree that, regarding the object of the present Instrument of Transaction and other covenants herein set forth (a) there are no other agreements, either oral or written, entered into between the Parties, with the exception of Exhibit B; and (b) the present Instrument of Transaction (i) represents the final and most complete negotiation between the Parties herein established; (ii) prevails over any negotiation, offers, proposals, agreements, commitments, promises, acts, conducts, representations, statements, assertions and understandings, either previous or contemporary, oral or written, express or implicit that there have been between Mr. Trostli and AOL, including but not limited to the present agreement and (iii) cannot be altered or opposed by any oral agreement subsequent to the present instrument. This document can be entered into in several counterparts, and each one shall have the same force and effect as the original.

12. In case Mr. Trostli violates any clause of this agreement, particularly clause 9 and its items (a), (b) and (c), for this kind of breach of the present Instrument of Transaction, AOL shall have the right to receive from Mr. Trostli, as a criminal clause, the amount in real equivalent to one hundred thousand American dollars (US$ 100,000.00), corresponding to nearly twenty per cent (20%) of the amount involved in the present instrument of transaction, translated to the rate of the closing of the commercial dollar sale of the day previous to that of the payment.

13. The present instrument sets right each and every controversy eventually existing between the Parties, being that in no circumstances it shall be interpreted as an admission or confession, on the part of any of the Parties, of any past, present or future responsibility or obligation, concerning the other Party, at any title.

14. Any notification which may be given by one Party to the other, by virtue of the present instrument, shall be made in writing and conveyed by means of registered mail, with Receipt Notice, forwarded to the addresses indicated in the Introduction, or to any other address that the Parties may eventually indicate.

15. The present instrument binds the Parties and their respective successors (whether by legal provision or by any other form) and their authorized assignees, but, neither the present instrument nor any of the rights, interests and obligations set forth herein, can be transferred by any of the Parties without the previous express consent of the other Party.

16. Each Party declares and guarantees that it has had the opportunity of carefully reading and revising the present instrument, having, inclusive, been assisted by their respective attorneys and that they have understood its content, clauses, aims and effects, and that each Party is entering into and executing the present instrument on its own free will.

17. The present instrument represents the sole, exclusive, total and complete agreement between the Parties regarding its object. In case of omission, the Parties invoke articles 840 to 850 of the New Brazilian Civil Code, where relevant.

18. In case any of the provisions of the present Agreement is considered unlawful, invalid or unfeasible before the current or future legal provisions, the other provisions shall remain in full effect.

19. The present instrument was entered into and must be interpreted and governed pursuant to the Brazilian laws. The Parties mutually agree and elect the court of the County of the Capital of the State of Sao Paulo to settle any issues arisen from this instrument.

In witness whereof, the Parties execute the present instrument in two (2) counterparts of equal form and content, in the presence of the two (2) undersigned witnesses.


                                   Sao Paulo, May 1, 2003.


                                   /s/ Carlos Dan Trostli
                                   --------------------------------------------
                                   Carlos Dan Trostli


                                   /s/ David A. Bruscino
                                   --------------------------------------------
                                   America Online Latin America, Inc.


                                   /s/ Milton Camargo
                                   --------------------------------------------
                                   AOL Brasil Ltda.

Witnesses::

1. -  /s/ Isabela Nitzsche Nobre Machado
      -------------------------------------------
      Name: Isabela Nitzsche Nobre Machado
      Identity Card no:


2. -
      -------------------------------------------
      Name:
      Identity Card no:

                                   EXHIBIT A


---------------------------------------------------------------------------------------------------------------
                                 INSTRUMENT OF TERMINATION OF LABOR AGREEMENT
---------------------------------------------------------------------------------------------------------------
Board of Officers:                                                Cost Center: PRESIDENCY
---------------------------------------------------------------------------------------------------------------
                                          Employer's Identification
---------------------------------------------------------------------------------------------------------------
01 National  Registry of Legal Entities/ Center of      02 Corporate Name
Statistics and Information
03.032.579/002-43                                       AOL Brasil Ltda

---------------------------------------------------------------------------------------------------------------
03 Address (site, n(0), floor, flat)                    04 Area
MARGINAL DO RIO PINHEIROS 5200                          MORUMBI
---------------------------------------------------------------------------------------------------------------
05 Town/City           06 Unit of the        07 Zip Code           08 National           09 National
SAO PAULO              Federation            05693000              Classification of     Registry of Legal
                       SP                                          Economic Activity     Entities /Center of
                                                                   6420305               Statistics and
                                                                                         Information
                                                                                         Requesting Party/Work
                                                                                             --
---------------------------------------------------------------------------------------------------------------
                                          Employee's Identification
---------------------------------------------------------------------------------------------------------------
10 Program of Social Integration/ Program for the       11 Name
Formation of Civil Servants' Patrimony
                                                        CARLOS EDUARDO DAN A TROSTLI
---------------------------------------------------------------------------------------------------------------
12 Address                                              13 Area


---------------------------------------------------------------------------------------------------------------
14 Town/City                 15 Unit of the Federation  16 Zip Code                 17 Labor Card (n(0),
SAO PAULO                    SP                                                     series, unit of the
                                                                                    Federation)

---------------------------------------------------------------------------------------------------------------
18 National Registry of Individual    19 Date of Birth                    20 Mother's Name
Taxpayers

---------------------------------------------------------------------------------------------------------------
                                            Data of the Agreement
---------------------------------------------------------------------------------------------------------------
21 Pay for Purpose of        22 Admission Date          23 Date of Prior Notice     24 Date of Dismissal
Termination
                                05/07/2001                 03/31/2003                  03/31/2003
55.580,45
---------------------------------------------------------------------------------------------------------------
25 Reason for Dismissal      26 Dismissal Code          27 Alimony                  28 Employee's Category
 DISMISSAL WITHOUT CAUSE
                                    01                     -----                               1
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                       List of the Termination Amounts
---------------------------------------------------------------------------------------------------------------
Payments                                                        Reference             Amount

1020 Indemnified Prior Notice                                        30,00              55.580,45
1030 Proportional Vacations                                          12,00              55.580,45
1031 1/3 Additional Proportional Vacations                           12,00              18.526,82
1032 Salary Difference                                                  --             116.115,02
1046 Indemnification                                                    --              55.580,45
1057 13rd Termination Salary                                          1,00               4.631,70
1062 13rd Termination Salary                                          3,00              13.895,11

46 TOTAL GROSS                                                                         319.910,00
---------------------------------------------------------------------------------------------------------------
Discounts                                                       Reference             Amount
 TRANSLATOR'S NOTE:
INSS = National Institute of Social Security
IRRF =  Withholding Income Tax

2027  INSS 13rd Salary                                               11,00                 171,77
2029 Advance Payment 13rd Salary                                        --              27.790,23
2031 INSS Termination                                                11,00                 171,77
2032 IRRF Termination                                                27,50              31.373,86
2063 IRRF Vacations Termination                                      27.50              19.868,97
2064 IRRF 13rd Salary Termination                                    27,50               4.537,11
2226 Dentalcare                                                         --                  28,80
2422 Ticket Meal                                                        --                  39,60
2427 Healthcare                                                         --                 430,52
---------------------------------------------------------------------------------------------------------------
54 TOTAL OF DISCOUNTS                                            84.412,63
---------------------------------------------------------------------------------------------------------------
55  NET AMOUNT TO BE RECEIVED                                    235.497,37
---------------------------------------------------------------------------------------------------------------
                                         FORM OF THE TERMINATION ACT
---------------------------------------------------------------------------------------------------------------
56 Place and Date of  Receipt                           57 Stamp and Signature of Employer or Representative


SAO PAULO - 04/09/2003                                  AOL BRASIL LTDA
---------------------------------------------------------------------------------------------------------------
58 Employee's Signature                                 59 Signature of the Employee's Legal Responsible Party
                                                          ---
       --
---------------------------------------------------------------------------------------------------------------
60- Ratification
Free assistance has been rendered to the employee, pursuant to the terms of
477,ss.1st of the Consolidation of the Labor Laws, in this act having the effective payment of the aforementioned specified termination amounts been effected.


-------------------------------
Place and date


--------------------------------
Assistant's stamp and signature
---------------------------------------------------------------------------------------------------------------
61  Employee's Fingerprint                              62       Fingerprint of the Legal Responsible Party


---------------------------------------------------------------------------------------------------------------
63 Identification of the Ratifying Body
---------------------------------------------------------------------------------------------------------------
64 Receipt by the Bank (date and stamp)
---------------------------------------------------------------------------------------------------------------
ASSISTANCE IN THE ACT OF TERMINATION OF AGREEMENT IS FREE


EXHIBIT B


Chart stating the amounts to be acquitted:



                                           REFERENCE AMOUNTS                   AMOUNT (US$)
1     Indemnification for termination of agreement                            157,000.00

2     Air tickets Brazil-United States                                         5,000.00

3     Salary differences arisen from exchange variation                       14,907.53

4     Benefit from vehicle purchase (20% of the vehicle's market value)        7,362.50

5     Convencional fine                                                       20,800.00

6     Vacations due 2002/2003 + 1/3                                           27,700.00

7     Confidentiality Agreement, Non-Competition and Ownership Rights         24,000.00

8     Payment of aid for education purposes                                    1,000.00

9     Differences of the Unemployed Compensation Fund  + 40%                  30,650.00

10    Reflexes of the utility salary on the 13th salary                        2,600.00

11    Reflexes of the utility salary on Vacations + 1/3                        2,500.00

TOTAL                                                                        315,607.50